UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014 (April 23, 2014)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	84-1460811
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2014, Liam Ratcliffe, M.D., notified the Company that he decided to resign from the Board of Directors effective April 24, 2014 to devote more time to his other professional activities. Dr. Ratcliffe was instrumental in guiding Array's evolution towards late-stage development and commercialization.

On April 24, 2014, the Board of Directors of Array BioPharma approved the appointment of Charles M. Baum, M.D., Ph.D., as a Class I director to the Board of Directors with a term that will expire at the Company’s annual stockholders meeting in 2016. Dr. Baum was also appointed to the Audit Committee of the Board and to a newly established Development Committee of the Board. The Development Committee was established by the Board on April 24, 2014 to assist the Board in its oversight of the Company’s development programs and strategies. In addition to Dr. Baum, Dr. Gwen Fyfe and Mr. John Orwin were appointed to the Development Committee.

Dr. Baum has served as the President and Chief Executive Officer of Mirati Therapeutics since 2012. Previously, he was the Senior Vice President for Clinical Research within Pfizer's Worldwide Research & Development division. Dr. Baum had worked at Pfizer from 2003 until he joined Mirati in 2012, taking on roles of increasing responsibility, including Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer's Biotherapeutics and Bioinnovation Center, a Pfizer division comprised of small biotech research units. During his tenure at Pfizer he was responsible for the development of the company’s oncology portfolio, including the tyrosine kinase inhibitors Sutent® (sunitinib), Inlyta® (axitinib) and Xalkori® (crizotinib). Prior to joining Pfizer, Dr. Baum was responsible for the Phase I-IV development of several oncology compounds at Schering-Plough, including Temodar® (temozolomide).

Dr. Baum will be entitled to the compensation previously approved for the independent directors of the Board, which consists of an annual retainer of $30,000 payable quarterly, and meeting fees of $2,000 for each Board meeting, $2,000 for each Audit Committee meeting and $1,500 per meeting for each other committee meeting, and an annual option grant of 25,000 shares of common stock that vests on the one year anniversary of the date of grant subject to continued service.

There is no arrangement or understanding between Dr. Baum and any other person pursuant to which Dr. Baum was selected as a director.

Array issued a press release announcing Dr. Baum’s appointment to the Board on April 28, 2014, a copy of which is attached to this Form 8-K as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2014	Array BioPharma Inc.

	By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer